Exhibit 10.20

AMENDMENT NO. 5

TO LEASE AGREEMENT

BETWEEN

MTI INSTRUMENTS INC.

AND

CETF PROPERTIES, LLC

This Amendment to Lease is made and entered into this 30th day of June 2021 by and between MTI Instruments Inc. (“Tenant”), and CETF Properties, LLC (“Landlord”).

Whereas, Tenant and the Landlord entered into a Lease on August 10, 1999 with respect to a portion of the building known as 325 Washington Avenue Extension, Albany, NY 12205 (the “Lease”), as amended on September 29, 2009, May 2, 2014, January 1, 2018 and December 4, 2019.

Whereas, the parties hereto wish to further amend the Lease as hereinafter provided.

Now, therefore, in consideration of One Dollar ($1.00) each to the other paid, receipt of which is hereby acknowledged, the Lease is amended as follows:

1)	As of August 1, 2021, the Landlord agrees to lease an additional 3,478 square feet of contiguous space to Tenant for a term to be coterminous with existing lease. See Exhibit A.

2)	Article 2 shall be amended to read:

As of August 1, 2021, the premises will consist of approximately 20,902 square feet of space in the building known as 325 Washington Avenue Extension, Albany, NY 12205

3)	Article 3.1 shall be amended to read:

The lease term shall be extended for one (1) month from December 1, 2024 —December 31, 2024.

4)	The Base Rent in Article 4.1 shall be:

08/1/2021 - 10/31/2021: $16,407.60/month; $11.30/sf

11/1/2021 - 12/31/2024: $236,192.60/year; $19,682.72/month; $11.30/sf

5)	Article 5.2 shall be amended to read:

As of August 1, 2021, the Tenant’s proportionate share is 79.57% and is calculated as follows: Tenant’s square feet, 20,902, divided by the total square feet in the building, 26,268.

6)	Landlord shall make the following improvements to the additional space at Landlord’s expense:

-	Paint the walls in the new office space to match the existing office space.

-	Install new carpet tiles in the new office space to match the existing office space.

-	Remove the closet and open the hallway wall between the existing space and additional space.

Whereas the parties have entered into a Janitorial Service Agreement on 1/1/2018, effective August 1, 2021 the payment amount is:

08/1/2021 - 10/31/2021: $2,105.40/month; $1.45/square foot

11/1/2021 - 12/31/2024: $30,307.90/year; $2,525.66/month; $1.45/square foot

If the August 1, 2021 commencement date is not met, Tenant will receive a daily credit of $112.15, based on the date the additional 3,478 SF is complete. The credit will be applied to the November 1, 2021 rent payment.

In all other respects the Lease, as amended, shall remain in full force and effect, and is hereby ratified and confirmed.

LANDLORD:

CETF PROPERTIES, LLC

	By:	/s/ Charles Touhey
Witness		Charles Touhey, Manager

TENANT:

MTI INSTRUCMENTS INC.

	By:	/s/ Jessica Thomas
Witness

	Its:	CFO